UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2008
COREL CORPORATION
(Exact name of Registrant as specified in its Charter)

CANADA	000-20562	98-0407194
(State or other Jurisdiction)	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
1600 Carling Avenue
Ottawa, Ontario
Canada
K1Z 8R7
(613) 728-0826
(Address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The terms of David Dobson’s departure as a Director of the Corel Corporation (the “Company”), which departure was previously announced by the Company on July 2, 2008, and his departure as Chief Executive Officer of the Company, which departure was previously announced by the Company on April 21, 2008, are set forth in a transition letter agreement, dated July 3, 2008, and executed by Interim Chief Executive Officer Kris Hagerman and Mr. Dobson (“Transition Agreement”). The Transition Agreement provides as follows: (1) Mr. Dobson provided his services as a director and officer of the Company until June 30, 2008 (the “Transition Period”); (2) during the Transition Period, Mr. Dobson assisted the special committee (the “Special Committee”) of the Company formed to evaluate the previously announced proposal from Corel Holdings, L.P. (which is controlled by an affiliate of Vector Capital Corporation); (3) during the Transition Period, Mr. Dobson worked with the Company’s Board of Directors, its management team and Mr. Hagerman as requested; (4) Mr. Dobson may be entitled to a bonus of up to CDN$200,000, which bonus amount will be determined based on the value of services provided to the Special Committee during the Transition Period; (5) Mr. Dobson’s base salary of CDN$415,000 no longer is effective as at the end of the Transition Period, but he was allowed to participate in the benefit plans of the Company during the Transition Period, and he will receive payment in the greater amount of CDN$300,000 and his incentive payment earned pursuant to the Company’s annual incentive plan up to May 31, 2008, based on his actual performance to May 31, 2008, plus certain tax gross-ups and payments in connection with unused vacation time to the end of the Transition Period; (6) Mr. Dobson’s unvested options granted on June 27 and October 1, 2005, vested on June 30, 2008, and he will be allowed to exercise outstanding options until the earlier of December 31, 2008, and the original expiry date of such options, but all options granted on July 17, 2007, were forfeited on June 30, 2008; (7) at the end of the Transition Period or at such earlier time as requested by the Company, all officer positions Mr. Dobson held with the Company and affiliated entities terminated, and Mr. Dobson resigned all director positions held with the Company and affiliated entities; and (8) certain confidentiality, non-competition, non-solicitation and intellectual property covenants pursuant to an agreement between Mr. Dobson and the Company, dated as of June 17, 2005 (as amended November 1, 2005), will continue to apply to Mr. Dobson.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: July 9, 2008

COREL CORPORATION
By:	/s/ Christopher DiFrancesco
	Name:	Christopher DiFrancesco
	Title:	Senior Vice President, Legal, General Counsel and Secretary